APPENDIX G1

CODE OF ETHICS POLICIES GOVERNING FIRM AND PERSONAL ACTIVITIES

As an investment adviser, Easterly Investment Partners LLC and its wholly owned subsidiaries (“Easterly”, “we” or “our”) stands in a position of trust and confidence with respect to our clients. Accordingly, we have a fiduciary duty to place the interests of the clients that we manage (collectively “Clients”), including separately managed accounts and other types of accounts, before the interests of Easterly and our Staff. In order to assist Easterly and our Staff in meeting our obligations as a fiduciary, Easterly has adopted this Code of Ethics (the “Code”) and Easterly has separately adopted a Statement on Personal Trading (the “Statement”).1 The Code incorporates the following general principles which all Staff members are expected to uphold:

■	We must at all times place the interests of our Clients first;

■	All personal securities transactions must be conducted in a manner consistent with the Code and the Statement and avoid any actual or potential conflicts of interest or any abuse of a Staff member’s position of trust and responsibility. Detailed information about restrictions on personal trading is contained in the Statement;

■	Staff personnel must not take any inappropriate advantage of their positions at Easterly;

■	Information concerning the identity of securities and financial circumstances of the Clients and their investors must be kept confidential; and

■	Independence in the investment decision-making process must be maintained at all times.

Easterly believes that these general principles not only help us fulfill our fiduciary obligations, but also protect Easterly’s reputation and instill in our Staff Easterly’s commitment to honesty, integrity and professionalism. Staff should understand that these general principles apply to all conduct, whether or not the conduct also is covered by more specific standards or procedures set forth below. Failure to comply with the Code may result in disciplinary action, including termination of employment.

I.	PERSONS COVERED BY THE CODE

The Code applies to Easterly’s staff, which includes (i) all principals and employees of Easterly; (ii) all other persons who occupy physical space at the offices of Easterly and work on matters that relate to the Clients; and (iii) temporary workers, consultants, independent contractors, certain employees of affiliates or other persons designated by the Compliance Officer2 as covered by the Code (collectively, the “Staff”). For purposes of the Code, “Staff” includes all of Easterly’s supervised persons.

II.	COMPLIANCE WITH APPLICABLE FEDERAL SECURITIES LAWS

In addition to the general principles of conduct stated in the Code and the specific trading restrictions and reporting requirements described below, the Code requires all Staff to comply with applicable federal securities laws. These laws include the Securities Act of 1933 (the “Securities Act”),

[1]	This Code is intended to be read in conjunction with the Statement and together these two documents are adopted to meet our requirement under Advisers Act Rule 204A-1, which requires a registered investment adviser to establish, maintain and enforce a written code of ethics.

[2]	The Compliance Officer role will be filled by the Chief Compliance Officer, and in his or her absence, by the Chief Operating Officer.

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the Securities Exchange Act of 1934, the Investment Company Act of 1940, the Investment Advisers Act of 1940, all applicable laws regarding insider trading, Title V of the Gramm-Leach-Bliley Act of 1999 (privacy requirements and the protection of customer non-public personal information), any rules adopted by the Securities and Exchange Commission under any of these statutes, the Bank Secrecy Act as it applies to private investment funds and investment advisers, and any rules adopted thereunder by the Securities and Exchange Commission or the Department of the Treasury.

III.	PERSONAL TRADING

Easterly believes that personal trading by its Staff raises important fiduciary issues. Accordingly, and as noted above, Easterly has separately adopted a Statement on Personal Trading (the “Statement”), which is incorporated by reference into this Code. The Statement contains information regarding pre- clearance and reporting requirements with respect to personal trading. All Staff are expected to read and understand the Statement. In addition, all Staff personnel are required to sign a written acknowledgement (in the form provided by Easterly) evidencing the fact that each Staff member has received, reviewed, and understands the Code (Exhibit K).

IV.	SERVICE ON BOARDS OF DIRECTORS AND OTHER OUTSIDE ACTIVITIES

A Staff member’s service on the board of directors of an outside company could lead to the potential for conflicts of interest and insider trading problems and may otherwise interfere with the Staff member’s duties to Easterly. Accordingly, Staff personnel are prohibited from serving on the boards of directors of any public companies. All Staff members must obtain prior written approval for any outside employment or other business affiliation including self-employment, ownership of or active participation in a business, fiduciary appointments, and other position for which the Staff member accepts compensation. Civic, charitable organizations, not for profit or non-profit organizations are not exempt from this requirement regardless if compensation is received. Volunteer work for non-profit organizations performing ministerial functions is not subject to this paragraph. After each year-end, all Easterly employees must certify they have disclosed all outside business activities (Exhibit M).

V.	GIFTS AND ENTERTAINMENT

In order to address conflicts of interest that may arise when a Staff member accepts or gives a gift, favor, entertainment, special accommodation, or other items of value, and to meet applicable regulatory requirements, Easterly places restrictions on gifts and entertainment. The following specific restrictions apply.

■	Gifts. No Staff member may receive any gift, service, or other item that exceeds in the aggregate $150 per year from or to any person or entity that does or seeks to do business with or on behalf of Easterly. Furthermore, Staff members should not accept gifts from any person in connection with Easterly’s business if the acceptance of such gift would influence any material decision of such Staff member or otherwise cause the Staff member to feel obliged to do something in return for the gift.

■	Entertainment. No Staff member may accept extravagant or excessive entertainment to or from an investor, prospective investor, or any person or entity that does or seeks to do business with or on behalf of Easterly. Staff may provide or accept a business entertainment event, such as a meal or a sporting event, of reasonable value, if the person or entity providing the entertainment is present and the entertainment is not so frequent nor extensive as to raise any question of propriety. Furthermore, Staff members should not accept entertainment from any person in connection with Easterly’s business if the acceptance of such gift would influence any material decision of such Staff member or otherwise cause the Staff member to feel obliged to do something in return for the entertainment.”

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■	Cash. No Staff member may accept cash gifts or cash equivalents (except gift certificates) to or from an investor, prospective investor, or any entity that does or seeks to do business with or on behalf of Easterly.

■	Gift Reports. Upon the receipt of any gift, a Staff member must promptly report the gift to the Compliance Department (Exhibit N), and must do so by sending an e-mail, or by other prompt available communication, which contains the following information with respect to the gift: (1) Staff member name; (2) whether the gift was received; (3) date of receipt (date of email or notification is sufficient); (4) brief gift description; 5) name of sender (if known or disclosed); (6) sender’s firm (if known or disclosed); and (7) gift value or reasonable estimation if the gift exceeds $150.00 to the extent known (if unknown, the Compliance Department will make a fair and reasonable estimate and final determination). The Compliance Department shall review all gift reporting and verify if any gifts may have exceeded $150.00. Gifts to an individual or multiple individuals in excess of $150.00 per person may be returned/declined.

●	Entertainment Reports. Prior to or immediately after attending or sponsoring any entertainment event (including events sponsored by third parties), a Staff member must promptly report the entertainment event to the Compliance Department (Exhibit N), and must do so by sending an e-mail, or by other prompt available communication, which contains the following information with respect to the attended event: (1) Staff member name(s); (2) state if the Staff member sponsored the event, (3) date or date reference of the event; (4) brief description of the event; (5) sponsoring firm if other than Easterly; and (6) the name of at least one attendee(s) of the sponsoring firm and their firm names, if applicable.

●	The Compliance Officer will review such gift and entertainment reports and may require the Staff member to return the gift or provide payment for a gift or entertainment if the Compliance Officer or Chief Executive Officer believes that such action is appropriate.

■	Government Officials. No gift or entertainment event of any value involving government officials or their families may be given or sponsored by Easterly or any Staff member without the prior written approval of the Compliance Officer. Please refer to Section F – Political Contributions for additional information.

■	Solicited Gifts. No Staff member may use his or her position with Easterly to obtain anything of value from a client, supplier, or person to whom the Staff member refers business, or any other entity with which Easterly does business.

■	Referrals. Staff personnel may not make referrals to clients (e.g., of accountants, attorneys, or the like) if the Staff member expects to personally benefit in any way from the referral.

■	Yearly Certification Reporting. After each calendar year-end, all Easterly employees must certify they have reported all Gift and Entertainment occurrences.

Employee’s should always use good judgment in connection with receipt of gifts or entertainment. If in doubt about any types of gifts or entertainment, please consult the Compliance Officer in advance whenever possible.

VI.	POLITICAL CONTRIBUTIONS

1.       This requirement applies to contributions made by Easterly, Persons Covered by the Code (See Section A above - Persons Covered by the Code), any Political Action Committee (“PAC”) controlled by Easterly, and anyone who solicits public investment advisory business relationships on

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behalf of Easterly including lawyers, placement agents, affiliated entities or individuals, consultants, or through any third party. Easterly may not be able to solicit or provide advisory services for two (2) years (before and after the contribution) to any governmental entity after Easterly or Firm personnel makes a political contribution, soliciting or coordinating contributions, payments to a political party of a State or local government, or to a public official of a governmental entity that is in a position to influence the award of advisory business. Easterly is prohibited from paying third party entities to make political contributions and then solicit those government entities for our advisory services.

(a)	Prior to making any political contribution by Easterly or an affected employee, the proposed contribution must be cleared by both the Chief Compliance officer in consultation with the Chief Executive Officer of Easterly.

(b)	Easterly and its employees are prohibited from soliciting others to make contributions to a public official or to their PAC.

(c)	Easterly will maintain internal records of affected employees and their contributions. The Chief Compliance Officer will be responsible for keeping track of such contributions.

2.       The following types of contributions made by Easterly or affected employees are subject to the Advisers Act Rule 206(4)-5. Those excluded are also explained below.

(a)	“Contributions” include any gift, subscription, loan, advance, or deposit of money or anything of value made: (i) for the purpose of influencing any election for federal, state or local office; (ii) for payment or reduction of debt incurred in connection with any such election; or (iii) for transition or inaugural expenses incurred by the successful candidate for state or local office. “State” includes any state of the United States, the District of Columbia, Puerto Rico, the Virgin Islands, or any other possession of the United States.

(b)	Contributions to a “public official” are subject to the rule. A “public official” is defined as any incumbent, candidate or successful candidate for elective office of any governmental body, which office is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment advisor for a municipal securities business. This includes any public official or candidate (or successful candidate) who has influence over the awarding of investment advisory business so that contributions to certain state-wide executive or legislative officials (including governors) would be included within the rule.

(c)	Indirect contributions by affected employees are also subject to the rule, including contributions to a local political party who is soliciting contributions to specifically support an issuer official.

(d)	Specifically excluded from this requirement are contributions by Persons Covered by the Code that do not exceed, in total, $350 to each official, per election, but only if the Firm employees and individuals subject to this Code are entitled to vote for such official. This is defined “entitled to vote” to mean the employee’s principal residence is in the locality in which the issuer official seeks election. Otherwise, the contribution cannot exceed $150 to each official, per election.

(e)	The definition of “contribution” does not restrict the personal volunteer work of Persons Covered by the Code in political campaigns other than soliciting or coordinating contributions. However, if the resources of Easterly are used (a political position paper is prepared by Easterly personnel, Easterly supplies or facilities are used, etc.) or expenses are incurred by Easterly’s employees and/or individuals subject to this Code in the course of the volunteer work, the value of the resources or expenses would be considered a contribution and could trigger the restriction on business.

3.       Whose Contributions Are Affected. Covered contributions include those by Easterly, any PAC controlled by Easterly, Persons Covered by the Code and anyone who solicits public investment

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advisory business for Easterly including lawyers, placement agents, affiliated entities or individuals, consultants, or through any third party.

Note that contributions made by affected individuals PRIOR TO joining Easterly or leaving Easterly could affect Easterly’s ability to conduct business with issuers. New employees do not join with a clean slate; contributions by the new employee during the prior two (2) years are also considered. Easterly will require new employees to certify to it as to any political contributions made by such employees during the two (2) years prior to their employment. Copies of such certifications will be forwarded to the Compliance Officer.

4.       Approval. As also noted above, proposed political contributions to officials of issuers must be cleared by the Chief Compliance Officer in consultation with the Chief Executive Officer before such proposed contributions are made to such officials (Exhibit P). In addition, any political activities (e.g., volunteer work, etc.) on behalf of an official of an issuer must be cleared, in advance, by both the Chief Executive Officer and the Chief Compliance Officer prior to participation.

5.       Prohibitions. Neither Easterly nor any of its employees and individuals subject to this Code as defined herein may solicit others, including employees, family members, PACs, and any others outside Easterly, to make contributions to an official of an issuer with whom Easterly engages or is seeking to engage in municipal securities business, or to coordinate such contributions. Easterly and firm employees and individuals subject to this Code may not engage in fund-raising activities for officials of issuers.

6.       Records To Be Maintained By Easterly. Easterly will maintain information in its files identifying affected employees and the states in which it is engaged or is seeking to engage in investment advisory relationships; municipal issuers with whom Easterly is doing and has done business for the past two (2) years; consultants engaged to obtain business; and all contributions made to issuer officials including contributions of affected employees, Easterly, and any PAC controlled by Easterly. This does not include the minimal $150 contributions allowed under Advisers Act Rule 206(4)-5. This will be an internal record subject to scrutiny by regulatory authorities.

7.       Quarterly and Annual Reporting. All firm personnel must certify to Easterly they have not been subject to a disqualifying event as defined by Regulation D Section 506(d) (“Bad Actor” rule) (Exhibit R). All and gifts and entertainment events (Exhibit N) and political contributions (Exhibit P) as part of the Code of Ethics certification process.

VII.	REPORTING VIOLATIONS

Every Staff member must immediately report any violation of the Code or the Statement to the Compliance Officer or, in the Compliance Officer’s absence, to the Chief Operating Officers. All reports will be treated confidentially and investigated promptly and appropriately. Easterly will not retaliate against any Staff member who reports a violation of the Code or Statement in good faith and any retaliation constitutes a violation. The Compliance Officer will keep records of any violation of the Code or the Statement, and of any action taken as a result of the violation.

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VIII.	ADMINISTRATION OF THE CODE

The Compliance Officer will receive and review all reports submitted pursuant to the Code or the Statement. The Compliance Officer will review the reports to determine, for example, that any personal trades by the Staff are consistent with requirements and restrictions set forth in the Code and the Statement and do not otherwise indicate any improper trading activities. The Compliance Officer also will ensure that all books and records relating to the Code and the Statement are properly maintained. The books and records required to be maintained include the following:

■	A copy of the Code and the Statement that is in effect, or at any time within the past five years was in effect;

■	A record of any violation of the Code or the Statement, and of any action taken as a result of the violation;

■	A record of all written acknowledgements of receipt, review and understanding of the Code and the Statement from each person. who was subject to the Code and the Statement;

■	A record of each report made by a Staff member, including any brokerage confirmations and brokerage account statements obtained from Staff;

■	A record of the names of persons who are currently, or who were during the prior five years were subject to the Code and the Statement were, Staff members; and

■	A record of any decision, and the reasons supporting the decision, to approve the acquisition of any private placement.

These books and records must be maintained by Easterly in an easily accessible place for at least five years from the end of the fiscal year during which the record was created, the first two years in an appropriate office of Easterly.

Finally, Easterly is required to include a description of our Code and our Statement in Part 2A of our Form ADV and, upon request, furnish a copy of the Code and the Statement to clients. The Compliance Officer will ensure that a proper description of our Code and our Statement is included in the Form ADV and will coordinate the distribution of our Code and our Statement to any investors or separate account clients who request a copy.

IX.	SANCTIONS

Any violation of any provision of the Code or the Statement may result in disciplinary action. The Chief Executive Officer of Easterly and/or outside counsel will determine an appropriate sanction. Disciplinary action may include, among other sanctions, a letter of reprimand, disgorgement, suspension, demotion or termination of employment.

X.	ACKNOWLEDGMENT OF RECEIPT AND COMPLIANCE

Easterly will provide each Staff member with a copy of the Code and any amendments hereto. Any questions regarding any provision of the Code or its application should be directed to the Compliance Officer. Each Staff member must provide Easterly with a written acknowledgement (in the form provided by Easterly) evidencing the fact that such Staff member has received and reviewed, and understands, the Code.

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EXHIBIT K

Employee Annual Acknowledgement Form

The undersigned Employee of Easterly (the “Adviser”) acknowledges having received and read a copy of the Compliance Manual and Code of Ethics, (the “Manual”). The Employee understands that observance of the policies and procedures contained in the Manual is a material condition of the Employee’s employment by the Adviser and that any violation of any of such policies and procedures by the Employee will be grounds for immediate termination by the Adviser.

By the signature below, the Employee agrees to abide by the policies and procedures described in the Manual, and affirms that the Employee has not previously violated such policies or procedures and has reported all securities transactions for his reportable personal account(s) in the most recent calendar year as required by the Manual.

Employee Name: ___________________________

Employee Signature: ___________________________ Date: ___________________________

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EXHIBIT L

Compliance Concern Reporting and Certification Form

Every employee of Easterly must internally disclose any and all compliance, regulatory and legal concerns regarding the Firm, its Clients, and its Employees.

To that end, and to aid the Firm to meet all of its legal and regulatory requirements, please use this form at least quarterly to certify disclosure, or the lack of knowledge of, any legal or regulatory concerns.

Please check all that apply:

☐       I am reporting a legal or regulatory concern, which is briefly described below.

☐       Other than as reported here or in previously submitted forms, I have no legal or regulatory concerns regarding the Firm, its Clients or its Employees. If I believe a previously reported concern has gone unaddressed, I am reporting such concern again here and the fact that it has gone unaddressed.

1.
2.

In addition, I have read and understand the firm’s Compliance Manual and Code of Ethics which sets forth the firm’s policies and procedures, and I agree to abide by such policy during the term of my employment.

Employee Name: _________________________

Employee Signature: _________________________ Date: _________________________

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EXHIBIT M

Outside Activities of Current Employees

All employees are required to devote their full time and efforts to the business of the Firm. In addition, no person may make use of his or her position as an employee, make use of information acquired during employment, or make personal investments in a manner that may create a conflict, or the appearance of a conflict, between the employee’s personal interests and the interests of the Firm.

To assist in ensuring that such conflicts are avoided, an employee must obtain the written approval of the CCO prior to:

●	Serving as a director, officer, general partner or trustee of, or as a consultant to, any business, corporation or partnership, including family owned businesses, including charitable, non-profit organizations.

●	Accepting a second job or part-time job of any kind or engaging in any other business outside of the Firm.

●	Acting, or representing that the employee is acting, as agent for a firm in any investment banking matter or as a consultant or finder.

●	Making a private investment.

●	Obtaining a controlling interest in any company or entity.

●	Forming or participating in any stockholders’ or creditors’ committee (other than on behalf of the Company) that purports to represent security holders or claimants in connection with a bankruptcy or distressed situation or in making demands for changes in the management or policies of any firm, or becoming actively involved in a proxy contest.

●	Receiving compensation of any nature, directly or indirectly, from any person, firm, corporation, estate, trust or association, other than the Firm, whether as a fee, commission, bonus or other consideration such as stock, options or warrants.

Every employee is required to complete the attached disclosure form and have the form approved by the CCO prior to serving in any of the capacities or making any of the investments described heretofore. In addition, an employee must advise the Firm if the employee is or believes that he or she may become a participant, either as a plaintiff, defendant or witness, in any litigation or arbitration.

Complete the information below regarding all Outside Business Activities, as described above.

Name of Employee

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Section A. GENERAL (All employees must complete all questions in Section A.)

1.	☐ Yes	☐ No	I am seeking approval to become a director, officer, general partner, sole proprietor or employee of, or a consultant or contributor to, an organization or entity other than the Firm or any of its affiliates. If yes, complete only Sections B and H.

2.	☐ Yes	☐ No	I am seeking approval to serve or to agree to serve in a fiduciary capacity as an administrator, conservator, executor, guardian or trustee. If yes, complete only Sections C and H.

3.	☐ Yes	☐ No	I am seeking approval to make a private investment in an organization or entity. If yes, complete only Sections D and H.

4.	☐ Yes	☐ No	I am seeking approval to purchase a controlling interest in an organization or entity. If yes, complete only Sections E and H.

5.	☐ Yes	☐ No	I am seeking approval to serve or to participate in a security holders’ or creditors’ committee or to become actively involved in a proxy contest seeking a change in the management or control of an organization or entity. If yes, complete only Sections F and H.

6.	☐ Yes	☐ No	I anticipate becoming involved or participating in an arbitration or litigation, either as a plaintiff, defendant or witness. If yes, complete only Sections G and H.

Section B. EMPLOYMENT RELATIONSHIPS AND DIRECTORSHIPS

Name of Organization or Entity:
Employee’s Position or Function:
Activity or Business of Organization or Entity:
Type and Location of Organization or Entity:
Date Association with Organization or Entity will Commence:
Hours Devoted Per Day:	During Business Hours_______ During Non-Business Hours ______
Annual Compensation From Organization or Entity:
Financial Interest in Organization or Entity:

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To the best of your knowledge:

Does any material adverse information exist concerning the organization or entity?	☐ Yes	☐ No

Does any conflict of interest exist between any the Firm or any of its affiliates?	☐ Yes	☐ No

Does the organization or entity have a business relationship with the Firm or any of its affiliates?	☐ Yes	☐ No

If yes to any of the above, please provide full explanation.

Section C.         FIDUCIARY RELATIONSHIPS

Name of Person or Organization or
Entity Employee will be Acting for:

Employee’s Fiduciary Capacity:

Basis for Appointment: (e.g., Family Related)

Annual Compensation for Serving:

Have securities or futures accounts (other than Federal Reserve Board “Treasury Direct” accounts) been opened for the benefit of the person or organization or entity and will the employee have the authority to make investment decisions for such accounts?

☐ Yes	☐ No

If yes, please complete and attach employee securities/futures account disclosure form included in the Adviser’s Code of Ethics.

Section D.       PRIVATE INVESTMENTS

Name of Organization or Entity:
Type and Size of Interest:
Type and Location of Organization or Entity:

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Activity or Business of Organization or Entity:

Date Interest to be Acquired:

If Equity Interest, Percentage Ownership:

Will you be receiving any selling compensation in connection with this investment?

To the best of your knowledge:

Does any material adverse information exist concerning the organization or entity?	☐ Yes	☐ No

Does any conflict of interest exist between the Adviser or any of its affiliates?	☐ Yes	☐ No

Does the organization or entity have a business relationship with the Adviser or any of its affiliates?	☐ Yes	☐ No

If yes to any of the above, please provide full explanation.

Section E. CONTROL INTERESTS

Name of Organization or Entity:

Type and Size of Interest:

Ownership Percentage:

Activity or Business of Organization or Entity:

Date Interest to be Acquired:

To the best of your knowledge:

Does any material adverse information exist concerning the organization or entity?	☐ Yes	☐ No

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Does any conflict of interest exist between this entity and the Adviser or any of its affiliates?	☐ Yes	☐ No

Does the organization or entity have a business relationship with the Adviser or any of its affiliates?	☐ Yes	☐ No

If yes to any of the above, please provide full explanation.

Section F. CLAIMANT COMMITTEES/PROXY CONTESTS

Type of Committee (if applicable):

Target Organization or Entity:

Activity or Business of Organization or Entity:

Type and Location of Organization or Entity:

Employee Role or Function:

To the best of your knowledge:

Does any conflict of interest exist between this entity and the Adviser or any of its affiliates?	☐ Yes	☐ No

Does the organization or entity have a business relationship with the Adviser or any of its affiliates?	☐ Yes	☐ No

If yes to any of the above, please provide full explanation.

Section G. ARBITRATION/LITIGATION

Employee Role:	Plaintiff	☐	Defendant	☐	Witness	☐

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Title of Action:

Description of Action:

To the best of your knowledge:

Is the Adviser or any of its affiliates involved in or affected by this action?	☐ Yes	☐ No

Is any Adviser client, counterparty or vendor involved in or affected by this action?	☐ Yes	☐ No

If yes to any of the above, please provide full explanation.

Section H. EMPLOYEE AFFIRMATION

I affirm that the above information is accurate and complete as of the date hereof. I understand that I am under an obligation during my employment with the Adviser to obtain the approval of the CCO prior to engaging in outside activities or making certain investments, as more fully described in the Adviser policy and to advise the Adviser if I become or I believe I may become a participant, either as a plaintiff, defendant or witness in any litigation or arbitration. I also agree to advise the CCO promptly if the information herein changes or becomes inaccurate.

Employee Signature	Date

Section I. COMPLIANCE OFFICER APPROVAL/NOTIFICATION

Compliance Officer Signature	Date

Compliance Officer Name

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EXHIBIT N

Gift and Entertainment Approval Form

Requested By:___________________                      Date of Request: ___________________

Payor	Purpose and location or description of gift (if applicable)	Attendees	Amount	Date of Event

Total

Please provide the number of gifts previously received from the Payor or entertainment events attended that were sponsored by the Payor in the current calendar year.

Gifts:_______________ Entertainment:_________________________

Please provide any additional details that would be helpful in the CCO’s determination:

COMPLIANCE OFFICER APPROVAL/DENIAL

☐ Approved               ☐ Denied

Name of Compliance Officer	Date

Signature of Compliance Office

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EXHIBIT O

Foreign Person Gift and Entertainment Pre-Clearance Form

Name of Recipient

Recipients relationship to Foreign government/entity:

Describe gift/entertainment:

What is the approximate value of the gift/entertainment?	$ __________________________________________

Have you given anything of value to the recipient previously?	☐ Yes ☐ No

If yes, date of last gift/approximate value:	$ _______________________

Employee Name: _____________________________

Employee Signature	Date

CCO APPROVAL/NOTIFICATION

CCO Signature	Date

CCO Name

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